UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  October 30, 2026

MACROGENICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		001-36112	06-1591613
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

9704 Medical Center Drive
Rockville,	Maryland	20850
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code:  (301) 251-5172

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MGNX	Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2026, the Board of Directors (the “Board”) of MacroGenics, Inc. (the “Company”), upon the recommendation of the Nominating and Governance Committee (the “Committee”) of the Board, approved an increase in the size of the Board from ten to eleven members.

The Board then appointed, upon the recommendation of the Committee, effective October 30, 2026 (the "Effective Date") (i) Michael Vasconcelles to serve as a Class II Director, and (ii) Emil Kuriakose to serve as a Class III Director. Dr. Vasconcelles will serve until the 2027 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. Dr. Kuriakose will serve until the 2028 annual meeting of stockholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal.

The Board determined that Dr. Vasconcelles and Dr. Kuriakose are each independent within the meaning of the director independence standards of The Nasdaq Stock Market LLC and those set forth in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board also appointed, upon the recommendation of the Committee, Dr. Vasconcelles and Dr. Kuriakose each to serve on the Science and Technology Committee of the Board as of the Effective Date.

Consistent with the Company’s Director Compensation Program for non-employee directors, as described under the heading “Director Compensation” in the Company’s most recent definitive proxy statement filed with the Securities and Exchange Commission on April 8, 2026, each of Dr. Vasconcelles and Dr. Kuriakose will each receive an annual retainer as compensation for his service. In addition, upon appointment to the Board, each of Dr. Vasconcelles and Dr. Kuriakose will be granted an option to purchase 44,000 shares of the Company’s common stock (the “Initial Option Award”) and a restricted stock unit grant for 7,500 shares of the Company’s common stock under the Company’s 2023 Equity Incentive Plan (the “Initial RSU Award” and together, the “Initial Awards”). Each Initial Option Award will have an exercise price equal to the closing market price of the Company’s common stock on the Effective Date, with the Initial Option Award vesting in thirty-six (36) substantially equal monthly portions beginning on the first monthly anniversary of the date of grant, and the Initial RSU Award vesting with respect to one-third (1/3) of the restricted stock units on each anniversary of the date of grant, in each case subject to each of Dr. Vasconcelles’ and Dr. Kuriakose’s continuous service, as defined in the 2023 Equity Incentive Plan, through each vesting date.

Neither Dr. Vasconcelles nor Dr. Kuriakose were selected by the Board to serve as a director pursuant to any arrangement or understanding with any person, nor has either of them engaged in any transaction that would be reportable as a related party transaction under Item 404(a) of Regulation S-K.

Item 7.01	Regulation FD Disclosure.

On November 3, 2026, the Company issued a press release (the “Press Release”) announcing the appointment of Dr. Vasconcelles and Dr. Kuriakose to the Board. A copy of the Press Release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof, except as expressly set forth by specific reference in such filing to this item of this report.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release, dated November 3, 2026
104	Cover Page Interactive Data (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 3, 2026	MACROGENICS, INC.
By: /s/ Jeffrey Peters Jeffrey Peters Senior Vice President, General Counsel and Corporate Secretary